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                                                              Exhibit 10.13.5


       Amendment No. 5 to the General Agreement for Purchase of Personal
                  Communications Systems and Services Between
               TeleCorp PCS, Inc., and Lucent Technologies Inc.


     This is the fifth amendment ("Amendment No. 5") to the General Agreement for the Purchase of Personal Communications Systems and Services ("General Agreement"), Contract No. LNM980501JATEL between TeleCorp PCS, Inc., a Delaware corporation (hereinafter referred to as "Customer" or "TeleCorp"), and Lucent Technologies Inc. ("Seller" or "Lucent"), a Delaware corporation, and is entered
into as of January 27, 1999.   Capitalized terms not defined herein shall have
the meaning given to such terms in the General Agreement.

     WHEREAS, the undersigned parties have previously entered into the General Agreement effective May 12, 1998; and

     WHEREAS, the undersigned parties now wish to modify the General Agreement as stated in this Amendment.

     NOW, THEREFORE, in consideration of the premises contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned parties hereto agree to modify the General Agreement as follows:

1. Customer hereby places a Purchase Order for Lucent to provide the following additional Products and Services: Radios, Spares, Installation Material, Training, and Microwave Backhaul Facilities for the Puerto Rico Market, including Equipment Engineering and Antenna Installation - Alignment and Testing, Microwave Radio Installation - Test and Commissioning, and Project Management, as more fully described in the Pricing Summary, Quotes, Service Description, Microwave Facilities Scope of Work, and the Responsibility Matrix, all attached hereto as Exhibits 1, 2, and 3, respectively, to this Amendment #5 and incorporated herein. Pricing and quantities for the Products and Services for Puerto Rico are as contained in Attachment A to this Amendment #5 and are Attachment A is hereby added to the existing Attachment A of the General Agreement.

       1. Attachment A - Puerto Rico Pricing Summary for Wireless Project
       2. Exhibit 1 - Pricing Summary and Quotes for Microwave Project
       3. Exhibit 2 - Microwave Service Description and Scope of Work
       4. Exhibit 3 - Microwave Responsibility Matrix

2. Sub-Article 1.27 NOTICES is revised to change Seller's address for notifications to:

               Lucent Technologies Inc.
               4851 LBJ Freeway, Suite 900
               Dallas, TX  75244
               ATTN:  Contract Manager - GCM

               Phone: (972) 858-4956
               Fax:     (972) 858-4798

          WITH A COPY TO:

               Lucent Technologies Inc.
               5 Wood Hollow Road, Room 2J11
               Parsippany, NJ  07054
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               ATTN:  Marc Epstein

               Phone:  (973) 581-3601
               Fax:    (973) 581-3454

3. For the purposes of this Amendment only, Lucent Technologies Puerto Rico, Inc. is hereby added as a signatory to the General Agreement. Lucent Technologies Puerto Rico, Inc. shall perform the installation and other Services shown in the Attachment A hereto. All Purchase Orders placed pursuant to this Amendment shall be placed jointly with Lucent Technologies Inc. and Lucent Technologies Puerto Rico, Inc.

4. Article 1.17 Transportation shall have the following language added: "For the Puerto Rico market only, the Delivery of Products and Licensed Materials shall be D.D.U., port of entry in Puerto Rico, in accordance with Incoterms as republished in 1990 and as may be amended or revised from time to time. TeleCorp shall be responsible for the importation of all Products and Licensed Materials into Puerto Rico and clearance of customs. In addition to all taxes for which TeleCorp is responsible pursuant to the General Agreement, TeleCorp shall be responsible for and shall pay when due, all applicable Puerto Rico excise taxes."

5. Article 1.19 Title and Risk of Loss shall have the following language added at the end of the first paragraph: " For Products and Licensed Materials procured for use in Puerto Rico, title to those Products and license to Use Licensed Materials shall pass to TeleCorp immediately prior to the entry of such Products and Licensed Materials into Puerto Rico.

6. Lucent shall provide specific logistic management services on behalf of TeleCorp in the form of assisting TeleCorp in clearing the Products and Licensed Materials through customs, arranging transportation to a Lucent facility in Puerto Rico, and coordinating the dispatch of the Products and Licensed Materials to TeleCorp. Lucent will invoice TeleCorp for actual costs on an as-incurred basis.

7. TeleCorp is responsible for site preparation and agrees the sites will be complete with mounts prior to Lucent's installation of radios, equipment racks, patch panels and other equipment.

8. For the items which the parties have agreed will be Customer Furnished Equipment (CFE), TeleCorp or WFI will provide the specifications of each such item to Lucent prior to TeleCorp placing an actual order for such item. Lucent and TeleCorp will confirm the compatibility of the Customer Furnished Equipment with the equipment being supplied by Lucent prior to any order being placed by TeleCorp and well before installations are planned. In the event TeleCorp/WFI furnish antennas for the Protected XP4 radios, the antennas should be standard rectangular interface. Lucent is not responsible if the wrong interface is ordered by TeleCorp. Additional stand-down fees on installation will be charged due to delays caused by errors in the ordering of Customer Furnished Equipment.

9. TeleCorp has advised Lucent of its intent to purchase, install, and manage all of the 10 GHz and 11 GHz radios from a third party. Pursuant to TeleCorp's plans, Lucent will be responsible for delivering the 18 GHz radios and therefore, once TeleCorp defines its requirements, TeleCorp may hire Lucent's Network Management to integrate the two platforms for an additional price. Both parties recognize that the number of links has increased dramatically. Lucent will only be able to evaluate the cost of the additional network management services required after TeleCorp determines its requirements and purchases the 10 GHz and 11 GHz radios from the third party.
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10.  TeleCorp agrees that Lucent's ability to provide a detailed Microwave
     Facilities schedule is contingent upon TeleCorp supplying Lucent a document containing a technical description, frequency plans, path data, path profiles, performance calculations, site survey reports for each path, along with the details of the overall Microwave Network Design, and any other relevant information in a timely manner.

11. Lucent has been informed by DMC that DMC has completed Y2K testing of their products on or about April 30, 1999. DMC will, however, provide TeleCorp through Lucent with Y2K warranty compliance within 90 days from the date Lucent places the order with DMC. DMC will be responsible for any field repairs or replacements in the event such repairs or replacements become necessary.

12. Section 1.22 of the General Agreement is amended by adding the following sentence: "For any training conducted at Lucent or DMC facilities, TeleCorp is responsible for all travel and living expenses associated with sending TeleCorp personnel to such locations."

13. Except as modified by this Amendment, all terms and conditions of the General Agreement, as amended, shall be fully applicable to this Amendment.

14. Deference shall be granted to this Amendment hereto in the event of a conflict between this Amendment and the General Agreement.

     IN WITNESS WHEREOF, the parties have caused this Amendment No. 5 to be executed by their duly authorized representative on the date(s) indicated.

TeleCorp PCS, Inc.                      Lucent Technologies Inc.

By: /s/ Thomas H. Sullivan              By: /s/ Lucent Technologies Inc.
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Name: Thomas H. Sullivan                Name:
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Title: Executive Vice President         Title:
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       and Chief Financial
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       Officer
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Date:                                   Date:
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